EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended December 31, 2022 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)

Forward-looking Statements:
This supplemental package of Global Net Lease, Inc. (the “Company”) includes “forward-looking statements.” These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company's tenants and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environments, as well as those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including costs incurred for the 2023 proxy that were specifically related to our 2023 proxy contest and related litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Key Metrics
As of and for the three months ended December 31, 2022
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$93,948
Revenue from tenants (quarter-over-quarter constant currency adjusted) [1]	$98,829
Revenue from tenants (year-over-year constant currency adjusted) [1]	$394,208
Net loss attributable to common stockholders	$(17,738)
Basic and diluted net loss per share attributable to common stockholders [2]	$(0.17)
Cash NOI [1]	$82,344
Adjusted EBITDA [1]	$68,109
AFFO attributable to common stockholders [1]	$42,193
Dividends paid per share - fourth quarter [3]	$0.40
Dividend yield - annualized, based on quarter end share price	12.7%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $12.57 for common shares, $21.03 for Series A preferred shares and $19.45 for Series B preferred shares	$1,543,392
Net debt [4] [5]	2,311,322
Enterprise value	3,854,714

Total capitalization	3,958,049

Total consolidated debt [5]	2,414,657
Total assets	3,961,826
Liquidity [6]	192,335

Common shares outstanding as of December 31, 2022 (thousands)	104,142
Share price, end of quarter	$12.57

Net debt to enterprise value	60.0%
Net debt to annualized adjusted EBITDA [7]	8.5	x

Weighted-average interest rate cost [8]	4.0%
Weighted-average debt maturity (years) [9]	3.9
Interest Coverage Ratio [10]	2.9	x

Real Estate Portfolio
Number of properties	309
Number of tenants	138

Square footage (millions)	39.2
Leased	98.0%
Weighted-average remaining lease term (years) [11]	8.0
Footnotes:
[1]  This Non-GAAP metric is reconciled below.
[2]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.
[3]  Represents quarterly dividend per share rate based off the new annualized dividend rate of $1.60.
[4]  Represents total debt outstanding of $2.4 billion less cash and cash equivalents of $103.3 million.
[5]  Excludes the effect of deferred financing costs, net.
[6]  Liquidity includes $89.0 million of availability under the credit facility and $103.3 million of cash and cash equivalents as of December 31, 2022.
[7] Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended December 31, 2022 multiplied by four.
[8]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[9]  The weighted average debt maturity is based on the outstanding principal balance of the debt.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (interest expense less  non cash portion of interest expense and amortization of mortgage (discount) premium, net).  Adjusted EBITDA and cash paid for interest are  are Non-GAAP metrics and are reconciled below.
[11] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2022	2021
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$494,101	$511,579
Buildings, fixtures and improvements	3,276,656	3,424,431
Construction in progress	26,717	6,975
Acquired intangible lease assets	689,275	748,363
Total real estate investments, at cost	4,486,749	4,691,348
Less accumulated depreciation and amortization	(891,479)	(810,686)
Total real estate investments, net	3,595,270	3,880,662
Cash and cash equivalents	103,335	89,668
Restricted cash	1,110	3,643
Derivative assets, at fair value	37,279	4,260
Unbilled straight-line rent	73,037	74,221
Operating lease right-of-use asset	49,166	52,851
Prepaid expenses and other assets	64,348	49,178
Due from related parties	464	—
Deferred tax assets	3,647	1,488
Goodwill and other intangible assets, net	21,362	22,060
Deferred financing costs, net	12,808	4,925
Total Assets	$3,961,826	$4,182,956

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,233,081	$1,430,915
Revolving credit facility	669,968	225,566
Term loan, net	—	278,554
Senior notes, net	493,122	491,735
Acquired intangible lease liabilities, net	24,550	29,345
Derivative liabilities, at fair value	328	4,259
Due to related parties	1,183	893
Accounts payable and accrued expenses	22,889	25,887
Operating lease liability	21,877	22,771
Prepaid rent	28,456	32,756
Deferred tax liability	7,264	8,254
Dividends payable	5,189	5,386
Total Liabilities	2,507,907	2,556,321
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	45
Common stock	2,371	2,369
Additional paid-in capital	2,683,169	2,675,154
Accumulated other comprehensive income	1,147	15,546
Accumulated deficit	(1,247,781)	(1,072,462)
Total Stockholders' Equity	1,439,021	1,620,720
Non-controlling interest	14,898	5,915
Total Equity	1,453,919	1,626,635
Total Liabilities and Equity	$3,961,826	$4,182,956

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Revenue from tenants	$93,948	$92,599	$95,177	$97,133

Expenses:
Property operating	9,854	7,765	7,798	7,460
Operating fees to related parties	9,877	10,088	10,081	10,076
Impairment charges	4,504	796	16,031	230
Acquisition, transaction and other costs	—	103	133	8
General and administrative	6,108	4,060	3,675	3,894
Equity-based compensation	2,855	3,132	3,358	2,727
Depreciation and amortization	36,987	37,791	39,359	39,889
Total expenses	70,185	63,735	80,435	64,284
Operating income before gain on dispositions of real estate investments	23,763	28,864	14,742	32,849
Gain on dispositions of real estate investments	120	143	62	—
Operating income	23,883	29,007	14,804	32,849
Other income (expense):
Interest expense	(25,731)	(24,207)	(23,449)	(24,123)
Loss on extinguishment of debt	(1,657)	(41)	(342)	—
(Loss) gain on derivative instruments	(6,892)	13,121	7,798	4,615
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	—	2,439	—
Other income	127	10	549	295
Total other expense, net	(34,153)	(11,117)	(13,005)	(19,213)
Net (loss) income before income tax	(10,270)	17,890	1,799	13,636
Income tax expense	(2,370)	(3,052)	(2,515)	(3,095)
Net (loss) income	(12,640)	14,838	(716)	10,541
Preferred stock dividends	(5,098)	(5,099)	(5,131)	(5,058)
Net (loss) income attributable to common stockholders	$(17,738)	$9,739	$(5,847)	$5,483

Basic and Diluted Earnings Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.17)	$0.09	$(0.06)	$0.05
Weighted average shares outstanding:
Basic and Diluted	103,782	103,715	103,649	103,596

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
EBITDA:
Net (loss) income	$(12,640)	$14,838	$(716)	$10,541
Depreciation and amortization	36,987	37,791	39,359	39,889
Interest expense	25,731	24,207	23,449	24,123
Income tax expense	2,370	3,052	2,515	3,095
EBITDA [1]	52,448	79,888	64,607	77,648
Impairment charges	4,504	796	16,031	230
Equity-based compensation	2,855	3,132	3,358	2,727
Acquisition, transaction and other costs	—	103	133	8
Gain on dispositions of real estate investments	(120)	(143)	(62)	—
Loss (gain) on derivative instruments	6,892	(13,121)	(7,798)	(4,615)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	—	(2,439)	—
Loss on extinguishment of debt	1,657	41	342	—
Other income	(127)	(10)	(549)	(295)
Adjusted EBITDA [1]	68,109	70,686	73,623	75,703
Operating fees to related parties	9,877	10,088	10,081	10,076
General and administrative	6,108	4,060	3,675	3,894
NOI [1]	84,094	84,834	87,379	89,673
Amortization related to above and below-market lease intangibles and right-of-use assets, net	349	351	273	330
Straight-line rent	(2,099)	(2,314)	(2,342)	(2,853)
Cash NOI [1]	$82,344	$82,871	$85,310	$87,150

Cash Paid for Interest:
Interest expense	$25,731	$24,207	$23,449	$24,123
Non-cash portion of interest expense	(2,240)	(2,322)	(2,336)	(2,596)
Amortization of mortgage discounts	(225)	(225)	(238)	(251)
Total cash paid for interest	$23,266	$21,660	$20,875	$21,276
Footnote:
[1] For the three months ended March 31, 2022 includes income from a lease termination fee of $0.3 million, which is recorded in revenue from tenants in the consolidated statements of operations.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Funds from operations (FFO):
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(17,738)	$9,739	$(5,847)	$5,483
Impairment charges	4,504	796	16,031	230
Depreciation and amortization	36,987	37,791	39,359	39,889
Gain on dispositions of real estate investments	(120)	(143)	(62)	—
FFO (as defined by NAREIT) attributable to common stockholders [1]	23,633	48,183	49,481	45,602
Acquisition, transaction and other costs	—	103	133	8
Loss on extinguishment of debt	1,657	41	342	—
Core FFO attributable to common stockholders [1]	25,290	48,327	49,956	45,610
Non-cash equity-based compensation	2,855	3,132	3,358	2,727
Non-cash portion of incentive fee	—	—	—	—
Non-cash portion of interest expense	2,240	2,322	2,336	2,596
Amortization related to above and below-market lease intangibles and right-of-use assets, net	349	351	273	330
Straight-line rent	(2,099)	(2,314)	(2,342)	(2,853)
Straight-line rent (rent deferral agreements) [2]	—	—	(39)	(120)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	1	(2,440)	—
Eliminate unrealized losses (gains) on foreign currency transactions [3]	11,897	(10,732)	(6,321)	(4,210)
Amortization of mortgage discounts	225	225	238	251
Expenses attributable to 2023 proxy contest and related litigation [4]	1,436	—	—	—
Adjusted funds from operations (AFFO) attributable to common stockholders [1]	$42,193	$41,312	$45,019	$44,331

Weighted average common shares outstanding — Basic	103,782	103,715	103,649	103,596
Weighted average common shares outstanding — Basic and Diluted	103,782	103,715	103,649	103,596
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.17)	$0.09	$(0.06)	$0.05
FFO per common share	$0.23	$0.46	$0.48	$0.44
Core FFO per common share	$0.24	$0.47	$0.48	$0.44
AFFO per common share	$0.41	$0.40	$0.43	$0.43
Dividends declared to common stockholders	$41,677	$41,707	$41,606	$41,566
Footnotes:
[1] FFO, Core FFO and AFFO for the three months March 31, 2022 includes income from a lease termination fee of $0.3 million, which is recorded in revenue from tenants in the consolidated statements of operations. The termination fee of approximately $9.0 million, which was paid by the tenant at the end of the lease term on January 4, 2022, was earned and recorded as income evenly over the period from September 3, 2021 through January 4, 2022.
[2] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.
[3] For AFFO purposes, we add back unrealized losses (gains). For the three months ended December 31, 2022, the loss on derivative instruments was $6.9 million, which consisted of unrealized losses of $11.9 million and realized gains of $5.0 million. For the three months ended September 30, 2022, the gain on derivative instruments was $13.1 million which consisted of unrealized gains of $10.7 million and realized gains of $2.4 million. For the three months ended June 30, 2022, the gain on derivative instruments was $7.8 million which consisted of unrealized gains of $6.3 million and realized losses of $1.5 million. For the three months ended March 31, 2022, the gain on derivative instruments was $4.6 million which consisted of unrealized gains of $4.2 million and realized gains of $0.4 million.
[4] Amount relates to costs incurred for the 2023 proxy that were specifically related to the Company’s 2023 proxy contest and related litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for this amount.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands

Revenue from tenants - Three Months Ended December 31, 2022	$93,948
Foreign currency translation impact (using Q4 2021 foreign currency exchange rates)	4,881
Revenue from tenants (quarter-over-quarter constant currency adjusted)	$98,829

Revenue from tenants - Year Ended December 31, 2022	$378,857
Foreign currency translation impact (using full-year 2021 foreign currency exchange rates)	15,351
Revenue from tenants (year-over-year constant currency adjusted)	$394,208

Footnote:

Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from the prior comparable period to Revenues from tenants from the applicable period.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Debt Overview
As of December 31, 2022

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2023	46	0.6	2.8%	$249,460
2024	11	1.3	3.2%	329,899
2025	—	—	—%	—
2026	—	—	—%	—
2027	10	4.9	4.4%	162,580
Thereafter	44	6.3	4.3%	502,750
Total Non-Recourse Debt	111	3.6	3.7%	1,244,689	52%

Recourse Debt
Revolving Credit Facility		3.8	4.6%	669,968
Term Loan		—	—%	—
Senior Notes		5.0	3.8%	500,000
Total Recourse Debt		4.3	4.2%	1,169,968	48%

Total Debt		3.9	4.0%	$2,414,657	100%

Total Debt by Currency				Percent
USD				60%
EUR				23%
GBP				16%
CAD				1%
Total				100%

Footnotes:

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of December 31, 2022, the Company’s total combined debt was 70.0% fixed rate or swapped to a fixed rate and 30.0% floating rate.

[3] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of December 31, 2022 are shown in the year the loan matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Future Minimum Lease Rents
As of December 31, 2022
Amounts in thousands

Future Base Rent Payments [1]
2023	$335,047
2024	321,006
2025	290,026
2026	267,292
2027	240,266
Thereafter	1,194,037
Total	$2,647,674
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.21 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.74 as of December 31, 2022 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Top Ten Tenants
As of December 31, 2022
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
The McLaren Group	Industrial	Auto Manufacturing	$18,589	5%
FedEx	Distribution	Freight	14,118	4%
Whirlpool	Industrial/Distribution	Consumer Goods	13,215	4%
Government Services Administration (GSA)	Office	Government	11,065	3%
Foster Wheeler	Office	Engineering	10,704	3%
FCA USA	Industrial/Distribution	Auto Manufacturing	10,147	3%
ING Bank	Office	Financial Services	9,672	3%
Broadridge Financial Solutions	Industrial	Financial Services	9,332	3%
Penske	Distribution	Logistics	8,500	2%
Finnair	Industrial	Aerospace	7,986	2%
Subtotal			113,328	32%

Remaining portfolio			227,429	68%

Total Portfolio			$340,757	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.21 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.74 as of December 31, 2022 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Diversification by Property Type
As of December 31, 2022
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$139,480	41%	8,566	22%	$50,524	31%	2,986	14%
Industrial	127,874	38%	17,972	46%	84,359	51%	13,484	62%
Distribution	62,791	18%	11,430	29%	28,714	17%	5,053	23%
Retail	10,612	3%	1,259	3%	1,851	1%	200	1%
Total	$340,757	100%	39,227	100%	$165,448	100%	21,723	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.21 for GBP, €1.00 to $1.07 for EUR and $1.00 CAD to $0.74 as of December 31, 2022 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Diversification by Tenant Industry
As of December 31, 2022
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Auto Manufacturing	$40,889	12%	4,237	11%	$16,622	10%	2,099	10%
Financial Services	40,432	12%	3,126	8%	15,216	9%	1,279	6%
Consumer Goods	20,468	6%	4,544	12%	17,787	11%	3,700	17%
Healthcare	19,491	6%	1,000	3%	7,897	5%	576	3%
Technology	17,449	5%	987	3%	4,365	3%	357	2%
Freight	15,057	4%	1,494	4%	6,907	4%	774	4%
Aerospace	14,538	4%	1,416	4%	3,390	2%	293	1%
Government	14,331	4%	536	1%	12,489	8%	466	2%
Metal Processing	14,331	4%	2,472	6%	10,906	7%	1,852	9%
Logistics	14,036	4%	2,269	6%	3,102	2%	1,134	5%
Energy	11,446	3%	964	2%	10,179	6%	817	4%
Metal Fabrication	11,430	3%	1,524	4%	6,660	4%	812	4%
Pharmaceuticals	10,809	3%	476	1%	1,020	1%	86	—%
Engineering	10,704	3%	366	1%	—	—%	—	—%
Automotive Parts Supplier	9,665	3%	964	2%	7,239	4%	643	3%
Telecommunications	7,759	2%	599	2%	—	—%	—	—%
Discount Retail	7,366	2%	1,001	3%	1,851	1%	200	1%
Home Furnishings	5,977	2%	2,456	6%	5,977	4%	2,456	11%
Building Products	5,862	2%	760	2%	5,862	4%	760	4%
Retail Food Distribution	4,710	1%	1,128	3%	2,513	2%	322	2%
Publishing	4,070	1%	873	2%	—	—%	—	—%
Food Manufacturing	3,979	1%	598	2%	3,979	2%	598	3%
Specialty Retail	3,881	1%	486	1%	2,283	1%	206	1%
Other [2]	32,077	12%	4,951	11%	19,204	10%	2,293	8%
Total	$340,757	100%	39,227	100%	$165,448	100%	21,723	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.21 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.74 as of December 31, 2022 for illustrative purposes, as applicable.

[2] Other includes 28 industry types as of December 31, 2022.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Diversification by Geography
As of December 31, 2022
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$217,665	63.9%	28,001	71.5%	$140,364	84.8%	19,089	88.2%
Michigan	52,938	15.5%	6,263	16.1%	34,902	21.1%	4,124	19.1%
Texas	24,336	7.1%	1,887	4.8%	13,795	8.3%	1,153	5.3%
Ohio	18,924	5.6%	4,405	11.2%	15,577	9.2%	3,366	15.5%
California	14,006	4.1%	1,226	3.1%	7,699	4.7%	838	3.9%
New Jersey	8,327	2.4%	349	0.9%	—	—%	—	—%
North Carolina	8,273	2.4%	2,657	6.8%	7,528	4.6%	2,628	12.1%
Tennessee	8,213	2.4%	1,125	2.9%	6,480	3.9%	662	3.0%
Indiana	7,031	2.1%	1,556	4.0%	3,562	2.2%	700	3.2%
Missouri	6,790	2.0%	656	1.7%	4,820	2.9%	566	2.6%
Illinois	6,337	1.9%	1,138	2.9%	5,761	3.5%	1,062	4.9%
Alabama	5,606	1.7%	257	0.7%	320	0.2%	58	0.3%
New York	5,391	1.6%	760	1.9%	1,747	1.1%	145	0.7%
South Carolina	5,104	1.5%	801	2.0%	5,104	3.1%	801	3.7%
Kentucky	4,228	1.2%	523	1.3%	3,314	2.0%	446	2.1%
Pennsylvania	4,079	1.2%	459	1.2%	1,770	1.1%	122	0.6%
Arkansas	2,973	0.9%	90	0.2%	2,973	1.8%	90	0.4%
Massachusetts	2,822	0.8%	250	0.6%	2,822	1.7%	250	1.2%
Minnesota	2,789	0.8%	266	0.7%	1,286	0.8%	219	1.0%
New Hampshire	2,779	0.8%	339	0.9%	2,380	1.4%	256	1.2%
Connecticut	2,742	0.8%	305	0.8%	2,742	1.7%	305	1.4%
Colorado	2,694	0.8%	87	0.2%	2,694	1.6%	87	0.4%
Kansas	2,118	0.6%	292	0.7%	1,922	1.2%	277	1.3%
Maine	1,969	0.6%	50	0.1%	1,969	1.2%	50	0.2%
Florida	1,878	0.6%	179	0.5%	1,878	1.1%	179	0.8%
Mississippi	1,580	0.5%	314	0.8%	283	0.2%	14	0.1%
Georgia	1,557	0.5%	492	1.3%	—	—%	—	—%
Vermont	1,236	0.4%	213	0.5%	—	—%	—	—%
Nebraska	1,150	0.3%	101	0.3%	278	0.2%	27	0.1%
Iowa	1,117	0.3%	236	0.6%	1,117	0.7%	236	1.1%
Louisiana	1,111	0.3%	112	0.3%	434	0.3%	36	0.2%
South Dakota	1,110	0.3%	54	0.1%	1,110	0.7%	54	0.2%
West Virginia	980	0.3%	104	0.3%	—	—%	—	—%
North Dakota	884	0.3%	47	0.1%	884	0.5%	47	0.2%
Oklahoma	699	0.2%	79	0.2%	699	0.4%	79	0.4%
Maryland	690	0.2%	120	0.3%	690	0.4%	120	0.6%
New Mexico	556	0.2%	46	0.1%	556	0.3%	46	0.2%
Wyoming	498	0.2%	37	0.1%	—	—%	—	—%
Montana	441	0.1%	58	0.2%	—	—%	—	—%
Idaho	441	0.1%	22	0.1%	—	—%	—	—%
Delaware	374	0.1%	10	—%	374	0.2%	10	—%
Nevada	344	0.1%	14	—%	344	0.2%	14	0.1%
Utah	315	0.1%	12	—%	315	0.2%	12	0.1%
Virginia	235	0.1%	10	—%	235	0.1%	10	—%
United Kingdom	59,000	17.4%	4,913	12.4%	2,333	1.4%	161	0.5%
Netherlands	15,616	4.6%	1,007	2.6%	3,601	2.2%	364	1.7%
Finland	13,500	4.0%	1,457	3.7%	—	—%	—	—%
Germany	10,113	3.0%	1,584	4.0%	—	—%	—	—%
France	7,583	2.2%	1,398	3.6%	7,583	4.6%	1,398	6.4%
Channel Islands	5,884	1.7%	114	0.3%	5,884	3.6%	114	0.5%
Luxembourg	5,714	1.7%	156	0.4%	—	—%	—	—%
Canada	3,064	0.9%	372	1%	3,064	1.9%	372	1.7%
Italy	2,240	0.6%	196	0.5%	2,240	1.4%	196	0.9%
Spain	378	—%	29	0.1%	379	0.2%	29	0.1%
Total	$340,757	100%	$39,227	100%	$165,448	100%	$21,723	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.21 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.74 as of December 31, 2022 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2022 (Unaudited)
Lease Expirations
As of December 31, 2022

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)
2023	20	$9,438	2.8%	824	2.1%
2024	31	36,315	10.7%	3,893	9.9%
2025	21	25,216	7.4%	2,906	7.4%
2026	18	27,036	7.9%	1,737	4.4%
2027	24	19,800	5.8%	1,567	4.0%
2028	42	34,988	10.3%	4,806	12.3%
2029	24	33,339	9.8%	4,141	10.6%
2030	21	30,209	8.9%	2,154	5.5%
2031	14	21,444	6.3%	3,857	9.8%
2032	32	25,697	7.5%	2,331	5.9%
2033	8	17,009	5.0%	1,551	4.0%
2034	1	922	0.3%	228	0.6%
2035	5	5,249	1.5%	750	1.9%
2036	9	5,603	1.6%	716	1.8%
2037	2	1,193	0.4%	178	0.5%
Thereafter (>2037)	31	47,299	13.4%	6,793	19.3%
Total	303	$340,757	100%	38,432	100%
Footnote:
[1] Annualized rental income converted from local currency into USD as of December 31, 2022 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Straight-Line Rent by Year of Lease Expiration as a Percentage of Total Straight-Line Rent
15%
10%
5%
0%
Percentage
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
Therafter (>2037)
Year